EXHIBIT 1

                      Consent of Ansbacher (Cayman) Limited

     The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Trustees (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  May 31, 2006

                                             ANSBACHER (CAYMAN) LIMITED


                                             By: /s/ Melissa Evans
                                                --------------------------------
                                                Name:   Melissa Evans
                                                Title:  Authorised Signatory

                                             By: /s/ Philip Sutcliffe
                                                --------------------------------
                                                Name:   Philip Sutcliffe
                                                Title:  Authorised Signatory